                                                                    Exhibit 4.25


                                    FORM OF


                          DANKA BUSINESS SYSTEMS PLC

                        10% Subordinated Notes due 2008



                                   INDENTURE
                          Dated as of _____ __, 2001



                                 HSBC BANK USA
                                  as Trustee

                             CROSS-REFERENCE TABLE

                                                                                                Indenture
TIA Section                                                                                      Section
-----------                                                                                     ---------
SECTION 310     (a)(1)........................................................................   7.10
                (a)(2)........................................................................   7.10
                (a)(3)........................................................................   N.A.
                (a)(4)........................................................................   N.A.
                (a)(5)........................................................................   7.10
                (b)...........................................................................   7.8
                   ...........................................................................   7.10
                   ...........................................................................   13.2
                (c)...........................................................................   N.A.

SECTION 311     (a)...........................................................................   7.11
                (b)...........................................................................   7.11
                (c)...........................................................................   N.A.

SECTION 312     (a)...........................................................................   2.6
                (b)...........................................................................   13.3
                (c)...........................................................................   13.3

SECTION 313     (a)...........................................................................   7.6
                (b)(1)........................................................................   7.6
                (b)(2)........................................................................   7.6
                (c)...........................................................................   7.6
                   ...........................................................................   13.2
                (d)...........................................................................   7.6

SECTION 314     (a)...........................................................................   4.4
                   ...........................................................................   4.7
                   ...........................................................................   13.2
                (b)...........................................................................   N.A.
                (c)(1)........................................................................   13.4
                (c)(2)........................................................................   13.4
                (c)(3)........................................................................   N.A.
                (d)...........................................................................   N.A.
                (e)...........................................................................   13.5
                (f)...........................................................................   N.A.

SECTION 315     (a)...........................................................................   7.1(b)
                (b)...........................................................................   7.5
                   ...........................................................................   13.2
                (c)...........................................................................   7.1(a)
                (d)...........................................................................   7.1(c)
                (e)...........................................................................   6.11

SECTION 316     (a)(last sentence)............................................................   2.12
                (a)(1)(A).....................................................................   6.5
                   ...........................................................................   6.6
                (a)(1)(B).....................................................................   6.4
                (a)(2)........................................................................   N.A.
                (b)...........................................................................   6.7
                (c)...........................................................................   9.4

                                                                                                Indenture
TIA Section                                                                                      Section
-----------                                                                                     ---------
SECTION 317     (a)(1)........................................................................   6.2
                   ...........................................................................   6.3
                (a)(2)........................................................................   6.2
                   ...........................................................................   6.9
                (b)...........................................................................   2.5

SECTION 318     (a)...........................................................................   13.1

SECTION 318     (c)...........................................................................   13.1

_______________________

N.A. means not applicable.

NOTE: This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................    1

   SECTION 1.1    Definitions................................................................................    1
   SECTION 1.2    Other Definitions..........................................................................    6
   SECTION 1.3    Incorporation by Reference of Trust Indenture Act..........................................    7
   SECTION 1.4    Rules of Construction......................................................................    8
   SECTION 1.5    Acts of Holders............................................................................    8

ARTICLE 2 THE NOTES..........................................................................................    9

   SECTION 2.1    Form and Dating............................................................................    9
   SECTION 2.2    Denominations..............................................................................    9
   SECTION 2.3    Execution and Authentication...............................................................    9
   SECTION 2.4    Registrar and Paying Agent.................................................................   10
   SECTION 2.5    Paying Agent to Hold Money in Trust........................................................   10
   SECTION 2.6    Noteholder Lists...........................................................................   10
   SECTION 2.7    Transfer and Exchange......................................................................   11
   SECTION 2.8    Book-Entry Provisions for Global Notes.....................................................   11
   SECTION 2.9    Deposit of Monies..........................................................................   12
   SECTION 2.10      Replacement Notes.......................................................................   12
   SECTION 2.11      Outstanding Notes.......................................................................   12
   SECTION 2.12      Treasury Notes..........................................................................   13
   SECTION 2.13      Temporary Notes.........................................................................   13
   SECTION 2.14      Cancellation............................................................................   13
   SECTION 2.15      Defaulted Interest......................................................................   13
   SECTION 2.16      Persons Deemed Owners...................................................................   14
   SECTION 2.17      CUSIP, CINS and ISIN Numbers............................................................   14
   SECTION 2.18      Issuance of Additional Notes............................................................   14

ARTICLE 3 REDEMPTION.........................................................................................   14

   SECTION 3.1    Notices to Trustee.........................................................................   14
   SECTION 3.2    Selection of Notes to Be Redeemed..........................................................   15
   SECTION 3.3    Notice of Redemption.......................................................................   15
   SECTION 3.4    Effect of Notice of Redemption.............................................................   16
   SECTION 3.5    Deposit of Redemption Price................................................................   16
   SECTION 3.6    Notes Redeemed in Part.....................................................................   16
   SECTION 3.7    Optional Redemption........................................................................   16
   SECTION 3.8    [Intentionally Omitted]....................................................................   17
   SECTION 3.9    Optional Tax Redemption....................................................................   17
   SECTION 3.10      Optional Redemption Following an Equity Offering........................................   18

ARTICLE 4 COVENANTS..........................................................................................   18

   SECTION 4.1    Payment of Principal and Interest..........................................................   18
   SECTION 4.2    Maintenance of Office or Agency for Notices and Demands....................................   19
   SECTION 4.3    Property and Insurance Matters.............................................................   19
   SECTION 4.4    Compliance Certificate and Opinion of Counsel; Notice of  Default..........................   19
   SECTION 4.5    Corporate Existence........................................................................   19
   SECTION 4.6    Payment of Taxes and Other Claims..........................................................   19
   SECTION 4.7    Reports....................................................................................   20
   SECTION 4.8    Waiver of Stay, Extension or Usury Laws....................................................   20
   SECTION 4.9    Payment of Additional Amounts..............................................................   20

   SECTION 4.10      [Intentionally Omitted].................................................................   21
   SECTION 4.11      [Intentionally Omitted].................................................................   21
   SECTION 4.12      [Intentionally Omitted].................................................................   21
   SECTION 4.13      [Intentionally Omitted].................................................................   21
   SECTION 4.14      Limitation on Transactions with Affiliates..............................................   21
   SECTION 4.15      [Intentionally Omitted].................................................................   21
   SECTION 4.16      [Intentionally Omitted].................................................................   21
   SECTION 4.17      Change of Control.......................................................................   22
   SECTION 4.18      Limitations on Payments for Consent.....................................................   22
   SECTION 4.19      Limitation on Business Activities.......................................................   23
   SECTION 4.20      [Intentionally Omitted].................................................................   23
   SECTION 4.21      [Intentionally Omitted].................................................................   23
   SECTION 4.22      Maintenance of All Registration, Regulations and Licenses...............................   23
   SECTION 4.23      Internal Revenue Service Filing.........................................................   23

ARTICLE 5 SUCCESSORS.........................................................................................   23

   SECTION 5.1    Limitation on Mergers, Consolidations and Sales of All Assets in respect to the Company....   23
   SECTION 5.2    Successor Corporation Substituted..........................................................   24

ARTICLE 6 DEFAULTS AND REMEDIES..............................................................................   24

   SECTION 6.1    Events of Default..........................................................................   24
   SECTION 6.2    Acceleration...............................................................................   26
   SECTION 6.3    Other Remedies.............................................................................   26
   SECTION 6.4    Waiver of Past Defaults....................................................................   27
   SECTION 6.5    Control by Majority........................................................................   27
   SECTION 6.6    Limitation on Suits........................................................................   27
   SECTION 6.7    Rights of Holders to Receive Payment.......................................................   27
   SECTION 6.8    Collection Suit by Trustee.................................................................   28
   SECTION 6.9    Trustee May File Proofs of Claim...........................................................   28
   SECTION 6.10      Priorities..............................................................................   28
   SECTION 6.11      Undertaking for Costs...................................................................   29
   SECTION 6.12      Reports to the Trustee..................................................................   29

ARTICLE 7 TRUSTEE............................................................................................   29

   SECTION 7.1    Duties of Trustee..........................................................................   29
   SECTION 7.2    Rights of Trustee..........................................................................   30
   SECTION 7.3    Individual Rights of Trustee...............................................................   30
   SECTION 7.4    Trustee's Disclaimer.......................................................................   30
   SECTION 7.5    Notice of Defaults.........................................................................   31
   SECTION 7.6    Reports by Trustee to Holders..............................................................   31
   SECTION 7.7    Compensation and Indemnity.................................................................   31
   SECTION 7.8    Replacement of Trustee.....................................................................   32
   SECTION 7.9    Successor Trustee by Merger, Etc...........................................................   32
   SECTION 7.10      Eligibility; Disqualification...........................................................   33
   SECTION 7.11      Preferential Collection of Claims Against Company.......................................   33
   SECTION 7.12      Permitted Transactions..................................................................   33

ARTICLE 8 DISCHARGE OF INDENTURE.............................................................................   33

   SECTION 8.1    Legal Defeasance and Covenant Defeasance of the Notes......................................   33
   SECTION 8.2    Termination of Obligations Upon Cancellation of the Notes..................................   35
   SECTION 8.3    Survival of Certain Obligations............................................................   35
   SECTION 8.4    Acknowledgment of Discharge by Trustee.....................................................   35

   SECTION 8.5    Application of Trust Assets................................................................   36
   SECTION 8.6    Repayment to the Company; Unclaimed Money..................................................   36
   SECTION 8.7    Reinstatement..............................................................................   36

ARTICLE 9 AMENDMENTS.........................................................................................   36

   SECTION 9.1    Without Consent of Holders.................................................................   36
   SECTION 9.2    With Consent of Holders....................................................................   37
   SECTION 9.3    Compliance with Trust Indenture Act........................................................   38
   SECTION 9.4    Revocation and Effect of Consents..........................................................   38
   SECTION 9.5    Notation on or Exchange of Notes...........................................................   39
   SECTION 9.6    Trustee to Sign Amendments.................................................................   39

ARTICLE 10 [INTENTIONALLY OMITTED]...........................................................................   39

ARTICLE 11 SUBORDINATION.....................................................................................   39

   SECTION 11.1   Ranking....................................................................................   39
   SECTION 11.2   Priority and Payment Over of Proceeds in Certain Events....................................   39
   SECTION 11.3   Payments May Be Made Prior to Notice.......................................................   41
   SECTION 11.4   Rights of Holders of Senior Debt Not to Be Impaired........................................   42
   SECTION 11.5   Authorization to Trustee to Take Action to Effectuate Subordination........................   42
   SECTION 11.6   Subrogation................................................................................   42
   SECTION 11.7   Obligations of Company Unconditional.......................................................   42
   SECTION 11.8   The Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice................   43
   SECTION 11.9   Right of Trustee to Hold Senior Debt.......................................................   43
   SECTION 11.10  No Implied Covenants by or Obligations of the Trustee......................................   43

ARTICLE 12 MEETINGS OF HOLDERS OF THE NOTES..................................................................   43

   SECTION 12.1   Purposes of the Meetings...................................................................   43
   SECTION 12.2   Place of Meetings; Expenses................................................................   44
   SECTION 12.3   Call and Notice of Meetings................................................................   44
   SECTION 12.4   Voting at Meetings.........................................................................   44
   SECTION 12.5   Voting Rights, Conduct and Adjournment.....................................................   44
   SECTION 12.6   Revocation of Consent by Holders...........................................................   45

ARTICLE 13 MISCELLANEOUS.....................................................................................   45

   SECTION 13.1   Trust Indenture Act Controls...............................................................   45
   SECTION 13.2   Notices....................................................................................   45
   SECTION 13.3   Communication by Holders with Other Holders................................................   46
   SECTION 13.4   Certificate and Opinion as to Conditions Precedent.........................................   46
   SECTION 13.5   Statements Required in Certificate or Opinion..............................................   47
   SECTION 13.6   Rules by Trustee and Agents................................................................   47
   SECTION 13.7   Legal Holidays.............................................................................   47
   SECTION 13.8   No Recourse Against Others.................................................................   47
   SECTION 13.9   Governing Law..............................................................................   47
   SECTION 13.10  No Adverse Interpretation of Other Agreements..............................................   47
   SECTION 13.11  Successors.................................................................................   47
   SECTION 13.12  Severability...............................................................................   47
   SECTION 13.13  Counterpart Originals......................................................................   48
   SECTION 13.14  Variable Provisions........................................................................   48
   SECTION 13.15  Qualification of Indenture.................................................................   48

   SECTION 13.16  Table of Contents, Headings, Etc...........................................................   48
   SECTION 13.17  Indenture Controls over Form of Note.......................................................   48

         EXHIBIT A.  Form of Note

     INDENTURE dated as of _______ __, 2001 between Danka Business Systems PLC, a public limited company organized under the laws of England and Wales (the "Company"), and HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 10% Subordinated Notes due April 1, 2008 (the "Notes"):

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1  Definitions.

     The term "AFFILIATE" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. The terms "controlling" and "controlled" have meaning correlative to the foregoing.

     The term "AGENT" shall mean any registrar or paying agent, custodian for the Notes, or authenticating agent or co-registrar.

     The term "BANKRUPTCY LAW" shall mean the United Kingdom Insolvency Act 1986, as supplemented or amended, together with all rules, regulations and instruments made thereunder and applicable United Kingdom law related to bankruptcy, insolvency, winding up, administration, receivership and other similar matters, the United States Bankruptcy Code or any similar federal, state or foreign law for the relief of creditors.

     The term "BOARD OF DIRECTORS," when used with reference to a Person shall mean the board of directors or equivalent governing body of the Person or any duly authorized committee of the board of directors or equivalent governing body of the Person.

     The term "BOARD RESOLUTION" shall mean a duly adopted resolution of a Board of Directors of a Person in full force and effect on the date of certification certified by any Director, Secretary or Assistant Secretary of such Person.

     The term "BOOK-ENTRY DEPOSITARY" shall mean the book-entry depositary or its nominee or the custodian of either, designated by the Company in the Depositary Agreement until a successor depositary shall have become such pursuant to the applicable provisions of the Depositary Agreement, and thereafter "Book-Entry Depositary" shall mean such successor book-entry depositary or its nominee or the custodian of either.

     The term "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     The term "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interest, participations, rights in or other equivalents (however designated) of corporate stock of such Person and all other equity interests in such Person.

     The term "CAPITALIZED LEASE OBLIGATION" shall mean as to any Person, the obligations of such Person under a lease of real or personal property of such Person that are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     The term "CHANGE OF CONTROL" shall mean the occurrence of one or more of the following events:

     (a) any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to any Person or group of Persons (as those terms are used in Section 13(d) of the Exchange Act) (other than Permitted Holders), except to effect a Change of Domicile;

     (b) the approval by the holders of Capital Stock of the Company of a plan or proposal for the liquidation or dissolution of the Company, other than to effect a Change of Domicile;

     (c) a Person or group of Persons (as those terms are used in Section 13(d) of the Exchange Act (other than Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of a majority of the securities of the Company ordinarily having the right to vote in the election of directors of the Company;

     (d) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, by persons who were not approved by a majority vote of the directors then still in office who were either directors at the beginning of such period or whose election as a director was previously so approved; or

     (e) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any Person or group of Persons (other than Permitted Holders) becomes the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

     The term "CHANGE OF DOMICILE" shall mean a transaction or a series of related transactions, including without limitation (i) a consolidation, amalgamation, or merger of the Company with or into any other Person; (ii) acquisition of all of the Capital Stock of the Company; or (iii) sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries) to another Person, of which the sole purpose is to reincorporate the Company in a jurisdiction other than England and Wales or incorporate or organize a Successor Entity to the Company in a jurisdiction other than England and Wales. For the purposes of this definition of Change of Domicile, a "Successor Entity" shall mean an entity whose Voting Stock following the Change of Domicile is owned or beneficially owned by the same Persons in the same proportions as owned or beneficially owned the Voting Stock of the Company immediately prior to the Change of Domicile.

     The term "CLEARSTREAM" shall mean Clearstream International.

     The term "CLOSING DATE" shall mean the date on which the Notes are originally issued under this Indenture.

     The term "COMMISSION" shall mean the Securities and Exchange Commission.

     The term "COMPANY" shall mean Danka Business Systems, PLC and, subject to the provisions of Article 5 hereof, shall also include its successors and assigns.

     The term "CORPORATE TRUST OFFICE" shall mean the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at c/o Issuer Services, 452 Fifth Avenue, New York, New York 10018.

     The term "CREDIT FACILITY" shall mean the Amended and Restated Credit Agreement dated as of June 29, 2001, by and among Danka Business Systems PLC, Dankalux Sarl & Co. SCA, Danka Holding Company, the several financial institutions from time to time a party and Bank of America, N.A., as agent, as the same may be amended, modified, supplemented, extended, renewed, restated, refunded, refinanced, restructured or replaced from time to time.

     The term "CUSTODIAN" shall mean any receiver, trustee, assignee, liquidator, custodian, or similar official under any Bankruptcy Law.

     The term "DEBT" shall mean, with respect to any Person (without duplication): (a) indebtedness of such Person, whether or not contingent, for borrowed money; (b) indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not in default or overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); (e) all indebtedness for the reimbursement of any obligation on any letter of credit, banker's acceptance or similar credit transaction; (f) guarantees and other contingent obligations in respect of indebtedness referred to in (a) through (e) above and (h) and (i) below; (g) all indebtedness of any other Person of the type referred to in (a) through (f) that are secured by any Lien on any property or asset of the referent Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured; (h) all indebtedness under currency agreements and interest swap agreements of such Person; (i) all obligations under the TROL; and (j) all Disqualified Capital Stock issued by such Person with the amount of indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. "Maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price is calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which the indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon or measured by the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Board of Directors of the issuer of the Disqualified Capital Stock. The amount of any indebtedness (other than Disqualified Capital Stock) outstanding as of any date is: (a) the accreted value to the extent the indebtedness does not require current payments of interest; (b) the principal amount together with any interest that is more than 30 days past due in the case of any other indebtedness; (c) in the case of currency agreements and interest swap agreements, the amount that would appear on the consolidated balance sheet of the Person in accordance with GAAP; and (d) in the case of any guarantee or other contingent obligation in respect of indebtedness of any other Person, the maximum amount of such indebtedness, unless the liability is limited by the terms of the guarantee or contingent obligation, in which case the amount of such guarantee or other contingent obligation is deemed to equal the maximum amount of such liability.

     The term "DEFAULT" shall mean any event or condition the occurrence of which is, or with the lapse of time or the giving of notice (as provided in this Indenture), or both, would be an Event of Default.

     The term "DEPOSITARY" shall mean The Depository Trust Company, its nominees, and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

     The term "DEPOSITARY AGREEMENT" shall mean the Note Depositary Agreement dated as of the date of this Indenture between the Company and the Book-Entry Depositary.

     The term "DESIGNATED SENIOR DEBT" shall mean (a) Debt under or in respect of the Credit Facility, and (b) any other Debt constituting Senior Debt, which at the time of determination has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     The term "DISQUALIFIED CAPITAL STOCK" shall mean, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Debt, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, excluding the Senior Convertible Participating Shares.

     The term "DTC" shall mean the Depository Trust Company, a New York corporation.

     The term "EQUITY OFFERING" shall mean a public or private offering of Qualified Capital Stock of the Company.

     The term "EUROCLEAR" shall mean the Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date on which the Notes are first authenticated and delivered under this Indenture and from time to time in force.

     The term "HOLDER," "HOLDER OF NOTES" or other similar terms, shall mean (i) for so long as the Notes are represented by Global Notes, the bearer thereof, which initially shall be the Book-Entry Depositary and (ii) in the event Physical Notes are issued, the person in whose name a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Notes," or other similar terms, shall mean the "majority in principal amount of Notes outstanding" whether or not so expressed.

     The term "INDENTURE" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     The term "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, or any successor federal income tax laws.

     The term "ISSUE DATE" shall mean _________________, 2001.

     The term "LIEN" shall mean any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     The term "MATURITY" when used with respect to any Note, shall mean the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     The term "MISCELLANEOUS NOTES PAYABLE" shall mean the miscellaneous notes payable of the Company totaling in the aggregate $2.6 million outstanding at March 31, 2001, which were comprised of the following: (a) $1.5 million of various bank overdraft accounts, (b) $0.9 million of outstanding notes payable related to two acquisitions completed in prior years, and (c) $0.2 million of outstanding capital leases.

     The term "NOTES" shall mean the 10% Subordinated Notes due April 1, 2008 that are issued under this Indenture.

     The term "NOTEHOLDER" shall mean a Holder of one or more Notes.

     The term "OBLIGATIONS" shall mean, collectively, all advances, debts, liabilities, obligations, covenants and duties arising under the Credit Facility (or any other document, agreement or instrument delivered to the agent or any lender under the Credit Facility in connection with the transactions contemplated by the Credit Facility) owing by any borrower under the Credit Facility to the agent, any lender or any person entitled to indemnification from any borrower under the Credit Facility, or arising under any Swap Contract or treasury services contract between any borrower under the Credit Facility and the agent or any lender under the Credit Facility, in any case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. For the purposes of this definition, the term "SWAP CONTRACT" shall mean any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     The term "OFFICER" shall mean any of the Chairman of the Board of Directors of the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

     The term "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers of the Company complying with the applicable provisions of Sections
13.4 and 13.5 hereof.

     The term "OPINION OF COUNSEL" shall mean, with respect to any Person, an opinion in writing signed by legal counsel (who may be an employee of or counsel to such Person) who is reasonably acceptable to the Trustee and complying with the applicable provisions of Sections 13.4 and 13.5 hereof.

     The term "PERMITTED HOLDER" shall mean Cypress Associates II LLC and its Affiliates.

     The term "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, trust or joint venture, a governmental agency or political subdivision thereof or any other entity.

     The term "PHYSICAL NOTES" shall mean any Notes transferred or issued pursuant to Section 2.8 in exchange for interests in the Global Notes. The Physical Notes shall be issued in the form of permanent certificated Notes in fully registered form without interest coupons in substantially the form set forth in Exhibit A.

     The term "QUALIFIED CAPITAL STOCK" shall mean any Capital Stock that is not Disqualified Capital Stock.

     The term "REDEMPTION DATE", when used with respect to any Note to be redeemed, shall mean the date fixed for such redemption or repurchase by or pursuant to this Indenture.

     The term "REDEMPTION PRICE" shall mean the amount payable for the redemption of any Note pursuant to this Indenture.

     The term "RESPONSIBLE OFFICER" shall mean any officer within the Issuer Services office of the Trustee (or any successor group of the Trustee), or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, or any officer of the Trustee with direct responsibility for the administration of this Indenture.

     The term "RESTRICTED SUBSIDIARY" of a Person shall mean any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     The term "SENIOR CONVERTIBLE PARTICIPATING SHARES" shall mean the 6.50% senior convertible participating shares of the Company with par value $1.00 each.

     The term "SENIOR DEBT" shall mean: (a) the principal of, interest on and all other Obligations relating to the Credit Facility, including all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility; (b) amounts payable in respect of any interest swap obligations and currency agreements; (c) the Miscellaneous Notes Payable; (d) the Senior Subordinated Notes; and (e) all other Debt, except for any Debt which by its terms is made expressly equal to or behind the Notes in right of payment and except as otherwise provided below. Notwithstanding the foregoing, the term "Senior Debt" does not include: (a) any Debt of the Company to a Subsidiary of the Company; (b) Debt to or guaranteed on behalf of any shareholder, director, officer or employee of the Company or any Subsidiary of the Company, including amounts owed for compensation; (c) Debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; (d) Debt represented by Disqualified Capital Stock; (e) any liability for federal, state, local or other taxes owed by the Company; (f) Debt that is without recourse to the Company; (g) the 6.75% Notes; and (h) any other Debt that by its express terms ranks in right of payment equal to or behind the Notes.

     The term "SENIOR REPRESENTATIVE" shall mean any trustee, agent or representative, if any, for the holders of any Designated Senior Debt.

     The term "SENIOR SUBORDINATED INDENTURE" shall mean the indenture for the Zero Coupon Senior Subordinated Notes to be executed on the Issue Date.

     The term "SENIOR SUBORDINATED NOTES" shall mean the Company's Zero Coupon Senior Subordinated Notes due April 1, 2004.

     The term "SIGNIFICANT SUBSIDIARY" shall have the meaning given to it by
Article 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

     The term "6.75% NOTES" shall mean the Company's 6.75% Convertible Subordinated Notes due April 1, 2002.

     The term "STATED MATURITY" when used with respect to any security or Debt, or any installment of interest thereon, shall mean the date specified in such security or the instrument relating to such Debt as the fixed date on which the principal of such security or Debt or such installment of interest is due and payable.

     The term "SUBSIDIARY" of any Person shall mean: (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is owned, directly or indirectly, by such Person; or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is owned, directly or indirectly, by such Person. The term "Subsidiary" does not include an Unrestricted Subsidiary for purposes of this Indenture.

     The term "TROL" shall mean the tax retention operating lease arrangements of the Company in effect on February 19, 2001.

     The term "TRUSTEE" shall mean HSBC Bank USA or any successor thereto.

     The term "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent such
Subsidiary: (a) has no Debt other than non-recourse Debt; (b) on the date of designation, is not a party to any agreement with the Company or a Restricted Subsidiary of the Company unless the terms of any such agreement are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates or the Company or the Restricted Subsidiary; (c) is a Person with respect to which neither the Company or any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or its Restricted Subsidiaries.

     The term "U.S. GOVERNMENT OBLIGATIONS" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality, of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

     The term "VOTING STOCK" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     SECTION 1.2  Other Definitions.


          Term                               Defined in Section
          ----                               ------------------
"Acceleration Due to Blockage"                   6.2

"Act"                                            1.5(a)
"Additional Amounts"                             4.9
"Agent Members"                                  2.8(b)
"Blockage Period"                               11.2
"Change of Control Offer"                       4.17
"covenant defeasance"                            8.1
"Default"                                        6.1
"Events of Default"                              6.1
"Excluded Holder"                                4.9
"Global Notes"                                   2.1
"legal defeasance"                               8.1
"Paying Agent"                                   2.4
"Registrar"                                      2.4
"Repurchase Date"                               4.17
"Required Filing Dates"                          4.7
"Security Register"                              2.7
"Senior Nonmonetary Default"                    11.2
"Senior Payment Default"                        11.2
"Surviving Entity"                               5.1
"Taxes"                                          4.9(a)
"TIA"                                            1.3


     SECTION 1.3  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939 ("TIA"), the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITYHOLDER" means a Noteholder;

     "INDENTURE TO BE QUALIFIED" means this Indenture; and

     "OBLIGOR" on the Notes means the Company, any other obligor upon the Notes or any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     SECTION 1.4  Rules of Construction.

     Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means including without limitation; (e) words in the singular include the plural, and words in the plural include the singular; (f) provisions apply to successive events and transactions; and (g) references to sections of or rules under the Securities Act and Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

     SECTION 1.5  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Written actions so taken by the Holders or actions taken by the Holders at a meeting in accordance with
Article 12 hereof, are herein collectively referred to as the "Act" of Holders of signing such instrument or instruments or taking such actions at a meeting of the Holders. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

     (c) Pursuant to Article 2, if Global Notes are transferred into registered Physical Notes, the ownership of those registered Notes shall be proved by the register maintained by the Registrar.

     (d) Subject to the provisions of Section 9.4, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every
Note issued upon the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note. However, any such Holder or subsequent Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act as to his or her Note or portion thereof if the Trustee receives written notice of revocation before the date such Act becomes effective.

     (e) The principal amount and serial numbers of Physical Notes held by any Person, and the date of holding the same, shall be proved by the Security Register. The principal amount and serial numbers of Global Notes held by any Person, and the date of holding the same, may be proved by the production of such Global Notes or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Global Notes therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Global Notes, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Global Note continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Global Note is produced, or (ii) such Global Note is produced to the Trustee by some other Person, or (iii) such Global Note is surrendered in exchange for a Physical Note, or (iv) such Global Note is no longer outstanding. The principal amount and serial numbers of Global Notes held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

                                   ARTICLE 2

                                   THE NOTES

     SECTION 2.1    Form and Dating.

     (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends
                             ---------
or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibit A. The Company shall approve the form of the Notes
                   ---------
and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The Notes shall be issuable and initially represented by one or more global notes in bearer form without interest coupons in substantially the form set forth in Exhibit A (the "Global Notes").
                                       ---------

     (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (c) The aggregate principal amount of Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     (d) The Physical Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes. Physical Notes shall be issued in registered form only and in no event shall Physical Notes be issued in bearer form.

     SECTION 2.2  Denominations.

     The Notes shall initially be issued in denominations of $1,000 and integral multiples of $1,000.

     SECTION 2.3  Execution and Authentication.

     (a) Two Officers (each of whom shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

     (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (d) The Trustee shall authenticate Notes for original issue upon a written order of the Company executed by two Officers. The written order shall specify the amount and type of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and the legends, if any, to be placed on the Notes.

     (e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     SECTION 2.4  Registrar and Paying Agent.

     (a) The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (i) Notes, if in registered form, may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (ii) Notes may be presented or surrendered for payment ("Paying Agent") and (iii) notices and demands in respect of the Notes and this Indenture may be served. The Company, or any Subsidiary or Affiliate of the Company may serve as the Agent referred to in clause (i), (ii) or (iii) above, except the Company, or such Subsidiary or Affiliate may not act as Paying Agent for purposes of the repurchase under Section 4.17. The Registrar shall keep a register of the Notes (in registered form) and of their transfer and exchange. The Company, upon written notice to and approval of the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Registrar or Paying Agent without notice to any Noteholder. The term "Paying Agent" includes any additional paying agent reasonably acceptable to the Trustee. The term "Registrar" includes any appointed co-registrar. The Company initially appoints the Trustee as Registrar and Paying Agent and agent to receive notices and demands in respect of the Notes until such time as the Trustee has resigned or a successor has been appointed in accordance with the terms of this Indenture. For so long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent in Luxembourg. The Company will appoint Banque Internationale a Luxembourg S.A. as its Paying Agent in Luxembourg until such time as Banque Internationale a Luxembourg has resigned or a successor has been appointed.

     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

     SECTION 2.5  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by the Company (or any other obligor upon the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization procedures relating to the Company, the Trustee shall serve as Paying Agent for the Notes. While any such Default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company (or any other obligor upon the Notes) at any time may require a Paying Agent to pay all such money held by it to the Trustee and account for any funds disbursed. Upon such payment to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Notes) shall have no further liability for such money.

     SECTION 2.6  Noteholder Lists.

     In the event that Physical Notes are issued, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Notes) shall furnish to the Trustee at least seven (7) Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, and the Company shall otherwise comply with TIA Section 312(a).

     SECTION 2.7  Transfer and Exchange.

     (a) Physical Notes shall be transferable only upon the surrender of a Physical Note for registration of transfer. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
4.2 hereof being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Physical Notes and of transfers of Physical Notes. Where Notes in registered form or "Physical Notes" are presented to the Registrar or a co-registrar with a request to register the transfer of such Notes or exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transactions are met, provided that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate the Notes at the Registrar's or co-registrar's request.

     (b) The Registrar or co-registrar shall not be required to register the transfer of or exchange any Note in registered form (i) during a period beginning at the opening of business on a Business Day fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part.

     (c) No service charge shall be made for any registration of transfer or exchange; provided however, that the Company, Registrar or Trustee, as appropriate, may require payment of a sum sufficient to pay any taxes or similar governmental charges that may be imposed in connection with the transfer or exchange of Notes in registered form from the Noteholder requesting such transfer or exchange (other than any such transfer taxes or similar governmental charges arising under the laws of the United Kingdom or the United States or of any State thereof payable upon transfers or exchanges pursuant to Sections 2.10, 2.13, 3.6, 4.17 or 9.5 hereof).

     SECTION 2.8  Book-Entry Provisions for Global Notes.

     (a) The Global Notes initially shall (i) be in bearer form in accordance with Section 2.1(a) of this Indenture, and (ii) be delivered to the Trustee as custodian for such Depositary.

     (b) Rights of members of, or participants in DTC or the Depositary ("Agent Members") with respect to any Global Note held on their behalf, by the Trustee shall be limited in accordance with Section 2.16 hereof.

     (c) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary or, if applicable, those of Euroclear and Clearstream, and the provisions of this
Article 2.

     (d) Physical Notes shall be transferred to all beneficial owners, as definitive registered Notes, in exchange for their beneficial interests in the Global Notes only if (i) the Depositary notifies the Company or the Trustee that it is unwilling or unable to continue as Depositary for the Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice; (ii) at any time, the Company determines that the Global Notes, in whole, but not in part, should be exchanged for definitive registered Notes, but only if such exchange is required by any applicable law, any event beyond the control, or payments on any Global Note, depositary interest or book-entry interest, or would become, subject to any deduction or withholding for taxes; (iii) the Trustee is at any time unwilling or unable to continue as book-entry depositary and the Company does not appoint a successor within 90 days; or
(iv) an Event of Default has occurred and is continuing and the Trustee has received a request to the foregoing effect from the Holder.

     (e) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (d) of this Section 2.8, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary or, if applicable, by Euroclear or Clearstream, in exchange for its beneficial interest in the Global Note an equal aggregate principal of Physical Notes of authorized denominations.

     (f) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary or, if applicable, by Euroclear or Clearstream, in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

     (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (h) Beneficial owners of interests in a Global Note may receive Physical Notes in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note (in registered form) equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

     SECTION 2.9  Deposit of Monies.

     In accordance with Section 4.1 of this Indenture, one Business Day prior to the date of any Stated Maturity, whether an Interest Payment Date or Maturity Date, the Company shall have irrevocably deposited with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments for such principal, premium, if any, and interest, as the case may be, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     SECTION 2.10 Replacement Notes.

     If any mutilated Physical Note is surrendered to the Trustee or if any mutilated Global Note is surrendered to the Company or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company in the form of an Officers' Certificate, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond or other form of indemnification must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge the Holder for its reasonable out-of-pocket expenses in replacing a Note. The Company shall remain obligated under any replacement Note to the same extent as if it were the original Note surrendered.

     SECTION 2.11 Outstanding Notes.

     (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled or those delivered to it for cancellation and those described in this Section 2.11 as not outstanding.

     (b) If a Note is replaced pursuant to Section 2.10 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.10 hereof.

     (c) If an amount of money necessary to pay or redeem any Note shall be deposited in trust with the Trustee (and in the case of a Note which is to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall be duly given or provision satisfactory to the Trustee shall be made for giving such notice), it ceases to be outstanding and interest on it ceases to accrue on and after the Redemption Date.

     (d) If a Note is cancelled by the Trustee or delivered to the Trustee for cancellation, it ceases to be outstanding and interest on it ceases to accrue.

     (e) A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as otherwise provided in Section
2.12 hereof.

     SECTION 2.12 Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate of the Company or such other obligor shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

     SECTION 2.13 Temporary Notes.

     Until Physical Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Physical Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Physical Notes to be authenticated and the date on which the temporary Physical Notes are to be authenticated. Temporary Physical Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Physical Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company pursuant to Section 2.3(d) hereof, shall authenticate Physical Notes in exchange for temporary Physical Notes. Until such exchange, temporary Physical Notes shall be entitled to the same rights, benefits and privileges as Physical Notes.

     SECTION 2.14 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee for cancellation any Physical Notes surrendered to them for registration of transfer, exchange, payment, repayment or redemption. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall promptly cancel all Notes so delivered to the Trustee or surrendered for registration of transfer, exchange, payment, repayment, redemption, replacement or cancellation and shall destroy cancelled Notes in accordance with the usual procedures of the Trustee and a record of their destruction shall be maintained by the Trustee. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.14.

     SECTION 2.15 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, in each case at the rate provided in the Notes. The Company shall, with the consent of and by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company shall pay the amount due to the Trustee, and the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.16  Persons Deemed Owners.

     (a) Members of, or participants in DTC, shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Trustee, and the Trustee may be treated by the Depositary, the Company and any agent of the Company as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Depository or any agent of such, from giving effect to any written certification proxy or other authorization furnished by the Trustee or the Depository regarding the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) The Holder may grant proxies and otherwise authorize any Person, including Agents and persons that may hold interests through Agents, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.17  CUSIP, CINS and ISIN Numbers.

     The Company in issuing the Notes may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders, provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only to the other identification numbers printed on the Notes, provided further that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not effect the validity or sufficiency of such notice.

     SECTION 2.18  Issuance of Additional Notes.

     The Company may not issue additional Notes under this Indenture.

                                   ARTICLE 3

                                   REDEMPTION

     SECTION 3.1  Notices to Trustee.

     (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Sections 3.7, 3.9 or 3.10 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Company elects to have the Trustee furnish notice of redemption (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     (b) If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

     SECTION 3.2  Selection of Notes to Be Redeemed.

     (a) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or if no such requirements exist, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that any Notes with a principal amount of $1,000 or less shall not be redeemed in part; and provided further, if partial redemption is made with the proceeds of an Equity Offering, the Trustee will select Notes for redemption only on a pro rata basis or as nearly a pro rata basis as practicable (subject to DTC procedures), unless that basis is not permitted.

     (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes, held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.3  Notice of Redemption.

     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall (i) if the Notes are represented by a Global Note, publish in a leading newspaper having general circulation in New York (which is expected to be the Wall Street Journal) (and, so long as the Notes are listed on the
       -------------------
Luxembourg Stock Exchange and the rules of such Exchange so require, shall be published in a daily newspaper which is expected to be the Luxemburger Wort), or
                                                           ----------------
(ii) if the Notes are represented by Physical Notes, mail or cause to be mailed by first class mail a notice of redemption to each Holder of the Notes to be redeemed, at the last address for that holder shown on the registry books, with a copy to the Trustee and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If the Company redeems any Note in part only, the notice
    ----------------
of redemption that relates to that Note will state the portion of the principal amount to be redeemed, which portion will not be less than $1,000. The Company will issue a new Note in principal amount equal to the unredeemed portion in the name of the Holder upon cancellation of the original Note (subject to DTC procedures). On and after the redemption or purchase date, interest will no longer accrue on the Notes or portions of the Notes called for redemption or purchase, whether or not such Notes are presented for payment at the office of the Paying Agent for the Notes in New York, so long as the Company has deposited funds in a sufficient amount to pay the redemption or purchase price.

     (b) The notice shall identify the Notes to be redeemed and shall state:

           (i)   the Redemption Date;

           (ii)  the Redemption Price;

           (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed (which portion shall not be less than $1,000) and that, after the Redemption Date, upon surrender of such Note, a new note or notes in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note (subject to DTC procedures);

          (iv)   the name and address of the Paying Agent;

          (v) that Notes called for redemption must be surrendered to the Paying Agent at its address to collect the Redemption Price;

          (vi) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the

Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of such Notes;

          (vii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

          (viii) the paragraph of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (ix) the CUSIP, CINS or ISIN number of the Notes, as the case may be.

     (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense, provided that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.3(b).

     SECTION 3.4  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes shall be paid at the Redemption Price, on condition that sufficient funds to pay the Redemption Price of such Notes have been deposited with the Paying Agent; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

     SECTION 3.5  Deposit of Redemption Price.

     (a) At least one Business Day prior to the Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     (b) If the Company complies with the preceding paragraph, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

     SECTION 3.6  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 3.7  Optional Redemption.

     (a) Except as set forth in this Section 3.7 and Section 3.9, the Notes shall not be redeemable at the option of the Company prior to April 1, 2005. Thereafter, the Notes may be redeemed, at the Company's option, in whole or in part, and from time to time on or after April 1, 2005 and prior to Maturity. [Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent.] Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof and the Notes.

     (b) The Redemption Price for the Notes for a redemption under this Section
3.7 shall be equal to par plus a premium, declining ratably to par. The Company may redeem all or part of the Notes with at least 30 days but not more than 60 days' notice at the redemption prices expressed as percentages of principal amount, plus accrued interest, if any to the relevant Redemption Date, as follows:

     Twelve Month Period Commencing                Redemption Price
     ------------------------------                ----------------
     April 1, 2005.............................        105.000%

     April 1, 2006.............................        102.500%

     April1, 2007 and thereafter...............        100.000%

     (c) In connection with a redemption under this Section 3.7, the Company will pay accrued and unpaid interest on the Notes up to but not including the redemption date. The redemption prices set forth in clause (b) above shall apply to any optional redemption of notes by the Company during the 12-month period beginning on April 1 of the years indicated in clause (b) above.

     SECTION 3.8  [Intentionally Omitted]

     SECTION 3.9  Optional Tax Redemption.

     (a) The Notes may be redeemed at the option of the Company in whole but not in part at any time at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, up to but not including the Redemption Date covered by (c) below if, (i) as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is organized or through which payment is made to the Holders or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the Issue Date, or (ii) as a result of any delivery or of any requirement to deliver registered securities, and in any case set forth in clause (i) or (ii) above the Company is or would be required on the next succeeding interest payment date to pay Additional Amounts in accordance with
Section 4.9, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures (including but not limited to relocation of any person through which payment is made to the Holder) available to the Company. Prior to the giving of notice of redemption of such Notes pursuant to this
Section 3.9(a), the Company shall deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem the Notes pursuant to this Section 3.9(a) have been satisfied.

     (b) Further, if pursuant to Section 5.2, a Person formed by a consolidation of the Company or into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets substantially as an entirety has been or would be required to pay any Additional Amounts as therein provided, the Notes may be redeemed at the option of such Person in whole but not in part at any time, at a redemption price equal to the principal amount thereof and accrued but unpaid interest, if any, to the Redemption Date. Prior to the giving of notice of redemption of the Notes pursuant to this Section 3.9(b), the Person shall deliver to the Trustee an Officers' Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Notes pursuant to this
Section 3.9 have been satisfied.

     (c) Any redemption pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     SECTION 3.10  Optional Redemption Following an Equity Offering.

     (a) In addition, at any time and from time to time prior to April 1, 2005, the Company at its option may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 110% plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an
                                                     --------  -------
aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Company may make such redemption upon notice in accordance with Section 3.3, but in no event more than 90 days after the completion of the related Equity Offering. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

     (b) Any redemption pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE 4

                                   COVENANTS

     Subject to the provisions of Section 8.1 hereof, so long as Notes are outstanding hereunder, the Company covenants for the benefit of the Holders that:

     SECTION 4.1  Payment of Principal and Interest.

     (a) The Company shall duly and punctually pay the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. One Business Day prior to the date of any Stated Maturity, whether an Interest Payment Date or Maturity Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest. An installment of principal or interest (or a payment of premium, if applicable) shall be considered paid on the date due if the Trustee or the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full. If the Company or any Subsidiary of the Company or any Affiliate of either the Company or any Subsidiary, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section
2.5. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose. Such interest on the Notes shall be payable without presentation of such Notes only to, or upon the written order of, the Holders of such Notes. Payments of interest shall be made either, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear on the register of Notes or at the office or agency of the Company maintained by the Trustee in accordance with Section 4.2 hereof.

     (b) The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Notes, to the extent lawful and provided for under this Indenture.

     (c) The Company shall pay interest on the Notes semi-annually in arrears on April 1 and October 1. The Company shall make each interest payment to the bearer of the Global Note, or in the case of any Physical Notes, to the Persons in whose names the Notes are registered at the close of business on the March
15 or September 15 immediately preceding the relevant Interest Payment Date. In the case of the first interest payment date on October 1, 2001, interest shall be paid as if it had accrued effective from April 1, 2001 through September 30, 2001. On each interest payment date thereafter, interest shall accrue from the date interest was most recently paid. The Company shall compute interest on the basis of a 360-day year of twelve 30-day months.

     SECTION 4.2  Maintenance of Office or Agency for Notices and Demands.

     The Company shall maintain in New York, New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where the Notes may be presented for payment, registration of transfer or exchange and an office or agency where notices and demands to or upon the Company in respect of such Notes or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in The City of New York shall be the Corporate Trust Office, which shall be, until further notice to the Company by the Trustee at c/o Issuer Services, 452 Fifth Avenue, New York, New York 10018. The Company may designate multiple offices for purposes of notices and demands.

     SECTION 4.3  Property and Insurance Matters.

     The Company shall maintain all material property, including equipment, in reasonable condition and order. The Company shall provide or cause to be provided for itself and each of its Subsidiaries insurance (including appropriate self-insurance) against loss or damage arising from the conduct of the business of the Company and its Subsidiaries with reputable insurers in such amounts, with such deductibles, and by such methods as will be either (a) consistent in all material respects with past practices of the Company or the applicable Subsidiary, or (b) customary in the industry, unless the failure to provide such insurance would not have a material adverse effect on the financial condition or results of operations taken as a whole or be a violation of applicable law or material agreement of the Company or its Subsidiaries.

     SECTION 4.4  Compliance Certificate and Opinion of Counsel; Notice of
Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate, if given by one of the Company's Officers, or an Opinion of Counsel, if it is given by counsel, stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Person with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate or such counsel signing the opinion, that to the best of his or her knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default occurred during such year or, if such signers do know of any Default or Event of Default, the certificate shall describe such Default or Event of Default and its status with reasonable particularity.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five (5) Business Days after becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, a notice identifying in reasonable detail the circumstances relating to such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.5  Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such material right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

     SECTION 4.6  Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before any material penalty accrues thereon, the following: (a) all material taxes, assessments and governmental charges levied or imposed upon the

Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 4.7  Reports.

     So long as any of the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) of the Exchange Act if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file such documents if the Company were so subject. The Company shall also in any event within 15 days after each Required Filing Date mail to the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject so such Sections. Upon qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

     SECTION 4.8  Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.9  Payment of Additional Amounts.

     (a) All payments made by or on behalf of the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of the United Kingdom or of any territory thereof, by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to payments made to a Holder (an "Excluded Holder") in respect of a beneficial owner (i) which is subject to such Taxes by reason of its being connected with the United Kingdom otherwise than by the mere holding of Notes or the receipt of payments thereunder; (ii) with respect to any Taxes that would not have been imposed, due or payable but for a failure by the Holder to comply with a request by the Company to satisfy any certification, identification or other reporting requirements, whether imposed by statute, regulation, treaty or administrative practice concerning nationality, residence or connection with the United Kingdom; (iii) with respect to any Taxes that would not have been imposed, due or payable but for the Holder's presentation of a Note for payment more than 30 days after the relevant payment is first made available to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day (including the last day) within such 30-day period); or (iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. The Company shall make any such withholding or deduction as required and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The obligations of the Company to pay any Additional Amounts under this Section 4.9 shall be satisfied if the Company elects at its option to redeem the Notes in accordance with Section 3.9.

     (b) The Company shall furnish to the Holder, within 30 days after the date the payment of any Taxes referred to in Section 4.9(a) above is due pursuant to applicable law, evidence of such payment by the Company.

     (c) The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

     SECTION 4.10  [Intentionally Omitted]

     SECTION 4.11  [Intentionally Omitted]

     SECTION 4.12  [Intentionally Omitted]

     SECTION 4.13  [Intentionally Omitted].

     SECTION 4.14  Limitation on Transactions with Affiliates.

     (a) The Company may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction or series of related transactions on or after the Issue Date with or for the benefit of any Affiliate of the Company or its Restricted Subsidiaries, unless: (i) such transaction or series of transactions are on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or its Restricted Subsidiary; and (ii) with respect to such transaction or series of transactions, the following terms shall have been satisfied: (A) any transaction with an Affiliate or a series of related transactions with Affiliates that are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, which approval shall be evidenced by a Board Resolution stating that the Board of Directors, including a majority of the disinterested directors, has determined that such transaction complies with the foregoing provisions; or (B) if the Company or any Restricted Subsidiary of the Company enters into a transaction with an Affiliate, or a series of related transactions with Affiliates have obtained a common plan involving aggregate payments or other property with a fair market value of more than $20 million, the Company or the relevant Restricted Subsidiary shall, before the consummation of the transaction or transactions, have obtained a favorable opinion as to the fairness of the transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an independent financial advisor and file the same with the Trustee.

     (b) Section 4.14(a) shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, or employees of the Company or any Subsidiary of the Company as determined in good faith by the Board of Directors; (ii) any agreement in effect on the Issue Date and any modified or replacement agreement of an agreement in effect on the Issue Date that is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;
(iii) dividends and distributions approved by the Board of Directors; and (iv) transactions between or among the Company and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries.

     SECTION 4.15  [Intentionally Omitted]

     SECTION 4.16  [Intentionally Omitted]

     SECTION 4.17  Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder of the Notes shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part and if in part, equal to $1,000 or integral multiples of $1,000, at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, pursuant to the offer described in clause (b) below (the "Change of Control Offer").

     (b) Notice of each Change of Control Offer shall be given to each Holder in accordance with Section 13.2, within 30 days following any Change of Control, with a copy to the Trustee. Such notice shall state: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part, and if in part equal to $1,000 or integral multiples of $1,000, at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any;
(ii) the circumstances and relevant facts regarding such Change of Control (including, to the extent known to the Company, relevant information with respect to the transaction giving rise to such Change of Control, and if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); (iv) that any Note not tendered will continue to accrue interest; (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or other written communication setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and (vii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     (c) If the Company is required to repurchase Notes pursuant to the provisions of this Section 4.17 hereof, it shall notify the Trustee in writing, at least 30 days before a Redemption Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Redemption Date, the principal amount of Notes to be repurchased and the Redemption Price and shall furnish to the Trustee an Officers' Certificate to the effect that the Company is required to make or has made a Change of Control Offer and the conditions set forth in
Section 5.1 hereof have been satisfied, as the case may be. If the Company elects to have the Trustee furnish notice of repurchase (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     (d) On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee or a Paying Agent (or segregate, if the Company is acting as its own Paying Agent) money in immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted, together with an Officers' Certificate indicating the Notes or portions thereof which have been tendered to the Company. The Trustee or a Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price therefor and promptly authenticate and mail to such Holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

     (e) In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase.

     SECTION 4.18  Limitations on Payments for Consent.

     Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.19  Limitation on Business Activities.

     The Company shall not and shall not permit any of its Restricted Subsidiaries to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 4.20  [Intentionally Omitted]

     SECTION 4.21  [Intentionally Omitted]

     SECTION 4.22  Maintenance of All Registration, Regulations and Licenses.

     The Company shall maintain registrations, licenses, permits, privileges and franchises material to the conduct of its business and shall comply in all material respects with all laws, rules, regulations and orders of any government entity.

     SECTION 4.23  Internal Revenue Service Filing.

     The Company shall file a United States Internal Revenue Service Form 8281 Information Return for Publicly Offered Original Issue Discount Instruments, with the United States Internal Revenue Service within the time and in the manner required by law and shall mail a copy of such filing to the Trustee within 15 days after such filing with the Internal Revenue Service.



                                   ARTICLE 5

                                   SUCCESSORS

     SECTION 5.1  Limitation on Mergers, Consolidations and Sales of All Assets.

     The Company shall not, in a single transaction or a series of related transactions, (i) consolidate with, amalgamate, or merge with or into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company); or (ii) sell, assign, transfer, lease, convey, or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries), unless, in the case of either clause (i) or clause (ii): (A) either: (1) the Company is the surviving or continuing corporation; or (2) the Person (if other than the Company) formed by the consolidation or amalgamation or into which the Company is merged or the Person that acquires the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) is a corporation organized and validly existing under the laws of England and Wales or the United States or any State thereof or the District of Columbia and (y) expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed; (B) immediately after giving effect to the transaction and the assumption contemplated by clause (A)(2)(y) above, no Default or Event of Default has occurred or is continuing; (3) the Company or the Surviving Entity agree to indemnify each Holder of the Notes against any tax, levy, assignment or governmental change payable by withholding or deduction which may be imposed on the Holder as a result of such an amalgamation, merger or consolidation; and (4) the Company or the Surviving Entity shall have delivered to the

Trustee, prior to the consummation of the proposed transaction, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture to this Indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provision of this Indenture and all conditions precedent in this Indenture relating to such transaction shall have been satisfied; provided that clause (A)(2)(x) above shall not apply to a Change of Domicile.

     SECTION 5.2  Successor Corporation Substituted.

     Upon any consolidation, amalgamation, or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1 hereof, in which the Company is not the continuing corporation or the successor Person formed or surviving any such consolidation, amalgamation, or merger, or to which a sale, lease, conveyance or other disposal of all or substantially all of the Company's assets is made, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity has been named as the Company herein, and, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes and, except in the case of a lease, the Company shall be released.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

     SECTION 6.1  Events of Default.

     (a) A "DEFAULT" or  "EVENT OF DEFAULT" shall occur if:

          (i) the Company fails to pay any interest on any of the Notes when the same becomes due and payable, and such failure continues for 30 days;

          (ii) the Company fails to pay principal of, or premium, if any, on any of the Notes when the same becomes due;

          (iii) the Company fails to pay the principal of, premium, if any, and interest on any Notes required to be purchased pursuant to a Change of Control Offer described under Section 4.17 hereof, when due and payable;

          (iv) the Company fails to perform any other covenant, warranty, term, condition, provision or agreement (other than the provisions of Article 5 hereof) of the Company contained in the Notes or this Indenture and such failure continues for 30 days after the notice specified below;

          (v) the Company fails to perform or comply with the provisions described under Article 5 herein;

          (vi) the occurrence of a default under any Debt of the Company or any Subsidiary of the Company if both (A) such default either results from failure to pay any such Debt at its Stated Maturity or relates to an obligation other than the obligation to pay such Debt at its Stated Maturity and results in the holders of such Debt causing such Debt to become due before its Stated Maturity, and (B) the principal amount of such Debt, together with, the principal amount of any other such Debt in default for failure to pay principal at the Stated Maturity of the maturity of which has been accelerated and aggregated at least $25 million or more at any one time outstanding;

          (vii) the rendering of a final judgment or judgments (not subject to appeal) by a court of competent jurisdiction against the Company or any of its Restricted Subsidiaries in an aggregate amount at any one time in excess of $10 million and shall not have been vacated, discharged, satisfied or stayed within 60 consecutive days thereafter;

          (viii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

                  (A) commences a voluntary case or proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

                  (E) files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

                  (F) consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian; and

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding;

                  (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

     and the order or decree remains unstayed and in effect for 60 days.

     The foregoing provisions in this Section 6.1(a) shall constitute Defaults or Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (b) Subject to the provisions of this Indenture relating to the duties of the Trustee, set forth in Section 7 hereof, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee, in accordance with Sections
6.6 and 7.1(e) hereof. Subject to Section 7.7 and in accordance with Section 6.5 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     (c) A Default under Section 6.1(a)(ii) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company and the Trustee, of the Default, and the Company or the applicable Subsidiary of the Company does not cure the Default within 60 days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default" under this Section 6.1. Such notice shall be given by the

Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding. When a Default is cured or waived, it ceases.

     (d) The Company shall notify the Trustee in writing within five (5) Business Days of the occurrence of a Default or an Event of Default in accordance with Section 4.4(b) hereof.

     (e) For purposes of Section 6.1(a)(viii) and Section 6.1(a)(ix), it shall not be a Default or Event of Default if such proceedings are commenced under applicable United Kingdom laws or such orders or decrees are issued under applicable United Kingdom laws, in each case solely for the purpose of giving effect to a Change of Domicile.

     SECTION 6.2  Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or Section 6.1(a)(ix) hereof, with respect to the Company or any Significant Subsidiaries of the Company) occurs and is continuing either
(i) the Trustee may, by written notice to the Company or (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Company and the Trustee, and upon such request of such Holders, the Trustee shall (by notice as provided in clause (i) above), declare the aggregate principal amount of the Notes outstanding, to be due and payable and, upon any such declaration the same shall become due and payable; provided however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes, may under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of interest or accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in Section 6.1(a)(viii) or Section 6.1(a)(ix) hereof, with respect to the Company or any significant Subsidiary of the Company occurs, the aggregate principal amount of the Notes outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     (b) After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee, its agents and counsel under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7, (ii) all overdue interest on all Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and (iv) principal due otherwise than by acceleration; and (b) all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived. Notwithstanding the foregoing, any acceleration of payment of the Notes from the failure of the Company to make an interest payment on the Notes during a Blockage Period (an "Acceleration Due to Blockage") automatically shall be rescinded if and when the following conditions are satisfied within five Business Days following the end of such Blockage Period: (i) the payment in respect of interest on the Notes, the failure of which gave rise to such Event of Default, is made; and (ii) no other Event of Default, other than an Event of Default which has occurred solely as a result of the acceleration of other Debt of the Company or any Subsidiary prior to its express maturity that was caused solely by an Acceleration Due to Blockage, shall have occurred and be continuing.

     SECTION 6.3  Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.4  Waiver of Past Defaults.

     Subject to Sections 6.7 and 9.2, the Holders of a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all the Notes waive any past defaults under this Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

     SECTION 6.5  Control by Majority.

     The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.3.
Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability, provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.6  Limitation on Suits.

     (a) No Holder of any Note will have any right to institute any proceeding with respect to this Indenture for any remedy thereunder, unless:

           (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default;

           (ii) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Notes will have made written request to the Trustee to institute such proceeding as trustee;

           (iii) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

           (iv) the Trustee fails to institute such proceeding within 60 days after receipt of such request and the offer of reasonable indemnity; and

           (v) during such 60-day period the Trustee has not received from Holders of a majority in aggregate principal amount of the outstanding Notes, a direction which, in the opinion of the Trustee, is inconsistent with the request.

     (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     (c) This Section 6.6 does not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of, premiums, if any, or interest on such Note or after the respective due dates expressed in such Note.

     SECTION 6.7  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.8  Collection Suit by Trustee.

     If an Event of Default in payment of principal, premium, if any, or interest specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, or if any other Event of Default has occurred and the amounts due have been accelerated, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.9  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     SECTION 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.7 hereof, including without limitation payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

          Second: to holders of Senior Debt to the extent required by Article 11 hereof;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;

          Fourth: to holders of Debt which ranks pari passu with the Notes or senior to the 6.75% Notes for amounts due and unpaid on such Debt for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt for principal, premium, if any, and interest respectively;

          Fifth: to holders of the 6.75% Notes for amounts due and unpaid on the 6.75% Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the 6.75% Notes for principal, premium, if any, and interest respectively; and

          Sixth: to the Company.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 hereof, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     SECTION 6.12   Reports to the Trustee.

     In accordance with Section 4.4(a) of this Indenture, the Company shall furnish to the Trustee a statement annually of (a) the Company's performance of certain obligations under this Indenture and (b) any Default in such performance, including any Default identified in a notice made pursuant to
Section 4.4(b) hereof. The Company shall provide written notice of Default or Event of Default in accordance with Section 6.1(d) hereof.

                                   ARTICLE 7

                                    TRUSTEE

     SECTION 7.1    Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee, subject to subparagraph (e) below, shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to (i) expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive indemnity reasonably satisfactory to the Trustee against such expense, risk or liability or (ii) take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it does not receive indemnity against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.2    Rights of Trustee.

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     SECTION 7.3    Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.4    Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes, other than its certificate of authentication.

     SECTION 7.5    Notice of Defaults.

     If a Default or an Event of Default known to the Trustee occurs and is continuing, the Trustee shall mail to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. For purposes of Section 6.2, Section 7.1 and this Section 7.5, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee and such notice refers to the Notes or this Indenture.

     SECTION 7.6    Reports by Trustee to Holders.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     (b) Commencing at the time this Indenture is qualified under the TIA, a copy of each such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company or any other obligor upon the Notes shall promptly notify the Trustee if the Notes become listed on any stock exchange or of any delisting thereof.

     SECTION 7.7    Compensation and Indemnity.

     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except as set forth in Section 7.7(d).

     (b) The Company shall indemnify the Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by the Trustee or such person arising out of or in connection with the offer and sale of the Notes or the acceptance or administration of its duties under this Indenture (including but not limited to its services of Registrar and Paying Agent), including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in Section 7.7(d). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity, provided that failure to so notify the Company shall not affect the Company's indemnity obligations hereunder.

     (c) The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the resignation or removal of the Trustee, the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

     (d) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

     (e) The obligations of the Company under this Section shall be subordinated to the payment of Senior Debt pursuant to Article 11. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in
Section 6.1(a)(viii) or Section 6.1(a)(ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.8    Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     (b) The Trustee may resign in writing at any time, in accordance with the requirements of the TIA, and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the date of proposed removal, provided that at such date no Event of Default shall have occurred and be continuing. The Company may remove the Trustee if:

          (i)   the Trustee fails to comply with Section 7.10 hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a custodian or public officer takes charge of the Trustee or its property; or

          (iv)  the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Noteholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 7.9    Successor Trustee by Merger, Etc.


     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such successor is eligible and qualified under this
Article 7.

     SECTION 7.10   Eligibility; Disqualification.

     (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     (b) This Indenture shall always have a Trustee which satisfies the requirements of TIA Sections 310(a)(1). The Trustee is subject to TIA Section 310(a)(5) concerning inability of a trustee to be a direct or indirect obligor of the Notes and is subject to TIA Section 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article 7. Nothing contained herein shall prevent the Trustee from filing the application in TIA Section 310(b) regarding resignation.

     SECTION 7.11   Preferential Collection of Claims Against Company.

     The Trustee, in its capacity as Trustee hereunder, is subject to TIA
Section 311(a), subject to the creditor relationship provisions listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 7.12   Permitted Transactions.

     (a) The Trustee shall be limited, should it become a creditor of the Company, in its ability to obtain payment of claims or to realize on certain property received by it in respect of any such claim as security or otherwise.

     (b) The Trustee is permitted to engage in other transactions with the Company or any of its Affiliates; provided, however, that if it acquires any conflicting interest, as defined under the TIA, the Trustee must eliminate such conflict or resign.

                                   ARTICLE 8

                            DISCHARGE OF INDENTURE

     SECTION 8.1    Legal Defeasance and Covenant Defeasance of the Notes.

     (a) The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and
(ii) obligations listed in Section 8.3.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Section 5.1 hereof and in Sections 4.3 through 4.23 hereof (subject to compliance with the Company's obligations under the TIA), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent, declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(a)(iii), nor shall any event referred to in Section 6.1(a)(viii) or Section 6.1(a)(ix) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (i) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

          (ii) (A) No Event of Default or Default shall have occurred and be continuing on the date of such deposit, and (B) no Default or Event of Default under Section 6.1(a)(v) or 6.1(a)(vi) shall occur on or before the 123rd day after the date of such deposit;

          (iii) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

          (iv) No default on any Senior Debt shall have occurred and be continuing;

          (v) In the case of a legal defeasance under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (vi) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to
Section 8.1(d)(i) above or such cash or U.S. Government Obligations shall be held in irrevocable trust for the benefit of all the Holders;

          (vii) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally, and (B) neither the Company, the Trustee nor the trust is an investment company under the Investment Company Act of 1940, or has been registered as an investment company; and

          (viii) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating, to the defeasance contemplated by this
Section 8.1 have been complied with; provided, however, that no deposit under clause (i) above shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to 123 days following any such deposit.

     The Company shall use its best efforts to ensure that the deposit referred to in Section 8.1(d)(i) hereof does not result in the Company, the Trustee or the trust becoming or being deemed an investment company under the Investment Company Act of 1940. In the event that such deposit does result in the Company, the Trustee or the trust becoming, or being deemed an investment company, the Company shall bear all related expenses of registration and reporting under the Investment Company Act of 1940 for the duration of the trust.

     SECTION 8.2    Termination of Obligations Upon Cancellation of the Notes.

     In addition to the Company's rights under Section 8.1 hereof, the Company may terminate all of its obligations under this Indenture and this Indenture shall cease to be of further effect (subject to Sections 8.3 and 2.7 hereof) when:

     (a) either (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) hereof have been delivered to the Trustee for cancellation; or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal of and premium, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this
Section 8 relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 8.3    Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Sections 8.1 or 8.2 hereof, the respective obligations of the Company and the Trustee, as applicable, under Sections 1.5, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.14, 2.17, 4.1, 4.2, 4.9, 6.7, 7.7, 7.8, 8.5, 8.6,
8.7 and Article 13 hereof shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 hereof shall survive. Nothing contained in this
Article 8 shall abrogate any of the obligations or duties of the Trustee as set forth in this Indenture.

     SECTION 8.4    Acknowledgment of Discharge by Trustee.

     Subject to Section 8.7 hereof, after (i) the conditions of Sections 8.1 or
8.2 hereof have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3 hereof.

     SECTION 8.5    Application of Trust Assets.

     The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 hereof.
The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1 hereof, to the payment of principal of, premium, if any, and interest on the Notes. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1 hereof, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

     SECTION 8.6    Repayment to the Company; Unclaimed Money.

     Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, the Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to
Section 8.1, any cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Notes that remain unclaimed for two years after the date on which such payment shall have become due unless otherwise required by law. After payment to the Company, all liability of the Trustee and such Paying Agent with respect to such cash or U.S. Government Obligations shall cease and Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law expressly provides otherwise.

     SECTION 8.7    Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 8.1, provided that if the Company makes any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations, and proceeds thereof, held by the Trustee or the Paying Agent.

                                   ARTICLE 9

                                  AMENDMENTS

     SECTION 9.1    Without Consent of Holders.

     (a) The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

          (i)  to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article 5 hereof;

          (iii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

          (iv) to make any change that does not adversely affect the legal rights hereunder of any Noteholder under this Indenture or the Notes;

          (v)   to evidence or to provide for a replacement Trustee under
Section 7.8 hereof; or

          (vi) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein reserved to the Company, provided that, in each such case except in the case of clause (v) above where the Trustee has resigned, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

     (b) Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.2    With Consent of Holders.

     (a) Subject to Section 9.2(e), the Company, when authorized by a Board Resolution, and the Trustee, together, may amend this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (such consent to be evidenced by an Act of such Holders in accordance with Section 1.5 hereof). The Holders of at least a majority in aggregate principal amount of the Notes then outstanding (by an Act of such Holders in accordance with Section 1.5 hereof), or the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (such consent to be evidenced by an Act of such Holders in accordance with Section 1.5 hereof) may, waive compliance in a particular instance by the Company, any past default under this Indenture or the Notes, except for as provided in Section 9.2(e)(vii).

     (b) Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders pursuant to Section 9.2(a), and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     (c)  It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     (e) Notwithstanding Section 9.2(a), without the consent of each Holder affected, an amendment or waiver under this Section may not:

          (i) reduce the percentage stated in Section 9.2(a) of aggregate principal amount of outstanding Notes necessary to consent to an amendment, supplement or waiver of this Indenture;

          (ii) reduce the percentage of aggregate principal amount of outstanding Notes necessary to consent for waiver of certain defaults provided for in this Indenture;

          (iii) reduce the principal amount of (or the premium, if any, of) or interest on any Note or change the Stated Maturity of the principal of, or any installment of interest on, Notes;

          (iv) change place or currency of payment of principal of, premium, if any, or interest (including defaulted interest) on, any Note;

          (v) change the stated maturity of the principal of, or any installment of interest on, any Note;

          (vi) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Note;

          (vii) waive a continuing past Default or Event of Default in the payment of principal of, premium if any, or interest on, the Notes;

          (viii) modify or amend any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to Holders;

          (ix) modify or amend any of the provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants; or

          (x) following the mailing of an offer with respect to a Change of Control Offer pursuant to Section 4.17, modify this Indenture with respect to such Change of Control Offer in a manner adverse to such Holders.


     SECTION 9.3    Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4    Revocation and Effect of Consents.

     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. Any amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any Act of Holders, including any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of Section 9.4(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such Act of Holders, including an amendment, supplement or waiver, or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an Act of Holders, including an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it is an amendment, supplement or waiver that makes a change described in
Section 9.2(e), in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.5    Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.6    Trustee to Sign Amendments.

     The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver, or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver, or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully authorized and protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign any amendment or supplemental Indenture until the Board of Directors approves it.

     SECTION 9.7.  Conformity with TIA.

     Every amendment or supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE 10

                            [INTENTIONALLY OMITTED]


                                  ARTICLE 11

                                 SUBORDINATION

     SECTION 11.1   Ranking.

     (a) Notwithstanding the provisions of Sections 6.2 and 6.3, the Company covenants and agrees, and the Trustee and each Holder of the Notes by his or her acceptance thereof likewise covenants and agrees, that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall be subordinated in accordance with the provisions of this Article 11 to the prior payment in full of all amounts payable under existing and future Senior Debt of the Company and the Senior Subordinated Notes.

     (b) The Notes shall rank in right of payment junior to all of the Company's existing and future Senior Debt, including the Credit Facility, and all existing and future senior subordinated debt. The Notes will rank in right of payment senior to any 6.75% Notes. If the Company issues additional subordinated Debt in the future, the Notes will rank in right of payment pari passu or junior to such debt.

     (c) The Notes are unsecured obligations of the Company.

     SECTION 11.2   Priority and Payment Over of Proceeds in Certain Events.

     (a) Subordination on Dissolution, Liquidation or Reorganization of the Company.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties substantially as an entirety, upon the terms and conditions described under Article 5 hereof), all Senior Debt due and owing (including, in the case of Designated Senior Debt and Senior Debt under the Credit Facility, interest accruing after the commencement of any such case or proceeding at the rate specified in the instrument evidencing such Senior Debt, whether or not a claim therefor is allowed in such proceeding, to the date of payment of such Senior Debt) and payment on the Senior Subordinated Notes must be paid in full before any payment or distribution of any assets of the Company of any kind or character is made on account of principal of, premium, if any, or interest on, the Notes, including repurchase, purchase, redemption or other acquisition of the Notes. Before any payment may be made by the Company of the principal of, premium, if any, or interest on the Notes, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article 11, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Debt of the Company or any Senior Representative thereof to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     (b) Subordination on Default in Senior Debt and/or the Senior Subordinated Notes.

            (i) During the continuance of any default in the payment when due of principal of, reimbursement obligation under, premium, if any, or interest on, any Senior Debt and/or the Senior Subordinated Notes, including without limitation any default in the payment when due of any Obligations or commitment or facility fees, letter of credit fees or agency fees under the Credit Facility, or any default in payment when due of any reimbursement obligation of the Company with respect to any letter of credit issued under the Credit Facility (a "Senior Payment Default"), no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, premium, if any, interest on, or other amounts payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of or in respect of the Notes unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Senior Debt shall have been discharged or paid in full or when the right under this Indenture to prevent any such payment is waived by or on behalf of the holders of such Senior Debt.

            (ii) During the continuance of any default (other than a Senior Payment Default) with respect to the Credit Facility or any Designated Senior Debt, the occurrence of which entitles, or with the giving of notice or lapse of time (or both) would entitle, one or more Persons to accelerate the maturity thereof (a "Senior Nonmonetary Default") pursuant to which the Trustee and the Company have received from the agent bank for the Credit Facility or from any authorized person on behalf of any Designated Senior Debt a written notice of such Senior Nonmonetary Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, premium, if any, or interest on, or other amounts payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of, or in respect of, the Notes for the period specified below (the "Blockage Period").

            (iii) The Blockage Period shall commence upon the receipt of notice of a Senior Nonmonetary Default by the Trustee and the Company and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earlier of (A) 179 days after the receipt of such notice, provided such Senior Debt shall not theretofore have been accelerated and no Senior Payment Default shall be in effect; (B) the date on which such Senior Nonmonetary Default is cured, waived or ceases to exist or such Senior Debt is discharged or paid in full. In no event will a Blockage Period extend beyond 179 days from the date of the receipt by the Trustee and the Company of the notice initiating such Blockage Period. Any number of notices of a Senior Nonmonetary Default may be given during a Blockage Period, provided, that no such notice shall extend such Blockage Period, only one Blockage Period may be commenced within any 360-day period and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Blockage Period is in effect. No Senior Nonmonetary Default with respect to Senior Debt that existed or was continuing on the date of the commencement of any Blockage Period and that was known to the holders of or the Senior Representative for such Senior Debt will be, or can be, made the basis for the commencement of a subsequent Blockage Period, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver an Officers' Certificate to the Trustee promptly after the date on which any Senior Nonmonetary Default is cured or waived or ceases to exist or on which the Senior Debt related thereto is discharged or paid in full.

     (c) Rights and Obligations of Holders of Notes and Trustee.

            (i) In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of, premium, if any, or interest on the Notes at a time when such payment is prohibited by this Section
11.2 and before the principal of, premium, if any, and interest on Senior Debt is paid in full, then and in such event (subject to the provisions of Section 11.8) such payment or distribution shall be received and held in trust for the holders of Senior Debt and shall be paid over or delivered (A) to the trustee in bankruptcy, liquidating trustee, receiver, Custodian, assignee, agent or other person making any such payment or distribution of assets of the Company, or (B) in the event that no such trustee or other person under clause (A) has been appointed, then to the holders of the Senior Debt (or to their Senior Representatives in the case of Designated Senior Debt) remaining unpaid promptly at the written direction of such holders of Senior Debt or their designees to the extent necessary for application to the payment in full of the principal of, premium, if any, and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

            (ii) Nothing contained in this Article 11 will limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 hereof or to pursue any rights or remedies hereunder against the Company, provided, that, to the extent provided in this Article 11, all Senior Debt of the Company then or thereafter due or declared to be due shall first be paid in full before the Holders or the Trustee are entitled to receive any payment from the Company of principal of, premium, if any, or interest on the Notes.

            (iii) Upon any payment or distribution of assets or Notes referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon any certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution delivered to the Trustee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
11. In the absence of such order, decree or certificate, the Trustee and the Holders shall be entitled to request and rely upon an Officers' Certificate from the Company. The Company shall provide to the Trustee, in the form of an Officers' Certificate, the names and addresses of the holders of such Senior Debt, the amount of the Senior Debt outstanding to each such holder of Senior Debt and any necessary information to calculate the daily increase in indebtedness to such holders of Senior Debt. The Trustee shall be entitled to rely conclusively on any such order, decree or certificate (including any such Officers' Certificate) in making any disbursements to the holders of Senior Debt, without making any independent verification of the information contained therein.

     (d) The subordination provisions of this Section 11.2 shall cease to apply to the Notes upon any defeasance or covenant defeasance of the Notes pursuant to
Article 8 hereof.

     SECTION 11.3  Payments May Be Made Prior to Notice.

     Nothing contained in this Article 11 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 11.2 hereof, from making payments at any time of principal of, premium, if any, and interest on, the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on, the Notes, to the Holders entitled thereto, unless by noon Eastern time one Business Day prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 11.2 hereof) become due and payable, the Trustee shall have received the written notice provided for in

Section 11.2(b) hereof (or there shall have been an acceleration of the Notes prior to such application), subject to Section 11.8 hereof.

     SECTION 11.4   Rights of Holders of Senior Debt Not to Be Impaired.

     (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     (b) The provisions of this Article 11 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

     SECTION 11.5 Authorization to Trustee to Take Action to Effectuate Subordination.

     Each Holder of Notes by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article 11 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

     SECTION 11.6   Subrogation.

     (a) Subject to the payment in full of all amounts payable under or in respect of Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company made on such Senior Debt until the Notes shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article 11, and no payment pursuant to the provisions of this Article 11 to holders of such Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holders, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this Article 11 are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

     SECTION 11.7   Obligations of Company Unconditional.

     (a) Nothing contained in this Article 11 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of such Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy.

     (b) The failure to make a payment on account of principal of, premium, if any, or interest on, the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.1.

     SECTION 11.8 The Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or from any trustee or agent therefor, including Senior Representatives and/or the trustee for the Senior Subordinated Notes; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless by noon Eastern time one Business Day prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of, premium, if any, or the interest on, any Note), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 11.8 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 11.2 hereof. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder, including Senior Representatives) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder. Nothing in this Article 11 shall apply to amounts due the Trustee pursuant to
Section 7.7 hereof.

     SECTION 11.9   Right of Trustee to Hold Senior Debt.

     The Trustee and any agent (including Senior Representatives) for the holders of Senior Debt shall be entitled to all of the rights set forth in this
Article 11 in respect of any Senior Debt at any time held by it to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Debt of any of its rights as such holder.

     SECTION 11.10  No Implied Covenants by or Obligations of the Trustee.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this
Article 11 against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Debt.


                                  ARTICLE 12

                       MEETINGS OF HOLDERS OF THE NOTES


     SECTION 12.1   Purposes of the Meetings.

     A meeting of the Holders may be called at any time from time to time pursuant to this Article 12 for any of the following purposes: (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 9 hereof; (b) to remove the Trustee and appoint a successor trustee pursuant to Article 7 hereof; or (c) to consent to the execution of an indenture supplemental hereto pursuant to Article 9 hereof.

     SECTION 12.2   Place of Meetings; Expenses.

     Meetings of Holders may be held at such place or places in the Borough of Manhattan, The City of New York, as the Trustee or, in case of its failure to act, the Company or the Holders calling the meeting, in accordance with Section 12.3(b) hereof, shall from time to time determine. Except for a meeting requested by the Company pursuant to a Board Resolution or by the Trustee, all expenses (other than the expenses of the Company and the Trustee) of any meetings called or held pursuant to this Article 12 shall be borne by the Holders who call such meeting and the Company and the Trustee shall be entitled to indemnification from such Holders in respect of the costs thereof.

     SECTION 12.3   Call and Notice of Meetings.

     (a) The Trustee may at any time (upon not less than 20 days' notice) call a meeting of Holders to be held at such time and at such place in the location
determined by the Trustee pursuant to Section 12.2 hereof.   Notice of every
meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to the Company and each Holder, in accordance with Section 13.2 hereof.

     (b) In case at any time the Company pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders in the amount above specified may determine the time (not less than 20 days after notice is given) and the place in the location determined by the Company or the Holders pursuant to Section 12.2 hereof for such meeting and may call such meeting to take any action authorized in Section
12.1 hereof by giving notice thereof as provided in Section 12.3(a) hereof.

     SECTION 12.4   Voting at Meetings.

     To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 12.5   Voting Rights, Conduct and Adjournment.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.5 hereof and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a security such as a Global Note.

     (b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meetings of Holders duly called pursuant to Section 12.3 hereof may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken.

     (c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount at maturity of outstanding Notes held or represented.

     (d) Any resolution duly passed or decision or action duly taken at any meeting of the Holders duly held in accordance with this Article 12 shall be binding on all Holders whether or not present or represented at the meeting; provided, however, that the requisite number of Holders necessary to approve such resolution, decision or action as required by Article 9 shall have voted in favor of such resolution, decision or action at such meeting. The Company shall furnish to the Trustee a written copy of any resolution passed or decision or action taken at any meeting of the Holders.

     SECTION 12.6   Revocation of Consent by Holders.

     Any revocation of consent by Holders shall be made pursuant to Section 9.4 of this Indenture.


                                  ARTICLE 13

                                 MISCELLANEOUS


     SECTION 13.1   Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the provision so required or deemed shall control; and if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     SECTION 13.2   Notices.

     Any notice or communication by the Company, the Trustee or any Senior Representative to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:    Danka Business Systems PLC
                      11201 Danka Circle North
                      St. Petersburg, Florida 33716
                      Telephone: (727) 579-2801
                      Facsimile: (727) 579-2880
                      Attn: Keith J. Nelsen, Esquire

With a copy to:       Altheimer & Gray
                      10 South Wacker Drive, Suite 4000
                      Chicago, Illinois  60606
                      Telephone: (312) 715-4000
                      Facsimile: (312) 715-4800
                      Attn: Jonathan Baird, Esquire

If to the Trustee:    HSBC Bank USA
                      Issuer Services
                      452 Fifth Avenue
                      New York, New York 10018
                      Attention: Frank J. Godino

     If to any Senior Representative, to such address as such Senior Representative may by notice to the others designate.

     The Company, any other obligor upon the Notes or the Trustee or any Senior Representative by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Noteholder shall be made (i) if the Notes are represented by Global Notes, by publishing such in a leading newspaper having a general circulation in New York (which is expected to be the Wall
                                                                      ----
Street Journal) (and, so long as the Notes are listed on the Luxembourg Stock
--------------
Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), and (ii) if the Notes are represented by Physical Notes, by
----------------
mailing such notice or other communication by first-class mail to his or her address shown on the register kept by the Registrar and, with respect to a notice of redemption or repurchase under this Indenture, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, publishing in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Copies of any notice
                                        ----------------
or communication by the Company, or any other obligor upon the Notes, shall also be mailed to the Trustee and each Agent at the same time. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

     Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed and published in the manner provided in this Section 13.2, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 13.3   Communication by Holders with Other Holders.

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other applicable Persons shall have the protection of TIA Section 312(c).

     SECTION 13.4   Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company (or any other obligor upon the Notes) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 13.5   Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.6   Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 13.7   Legal Holidays.

     If any specified date for making payment is not a Business Day, subject to
Section 4.1 hereof, the action may be taken on the next succeeding Business Day without penalty of any kind (including the accrual of interest).

     SECTION 13.8   No Recourse Against Others.

     A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Note, waives and releases all such liability.

     SECTION 13.9   Governing Law.

     The laws of the State of New York shall govern and be used to construe this Indenture and the Notes.

     SECTION 13.10  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.11  Successors.

     All agreements of the Company in this Indenture and in the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.13  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.14  Variable Provisions.

     The Company initially appoints the Trustee as Paying Agent and Registrar.

     SECTION 13.15  Qualification of Indenture.

     The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA and the registration and exchange of the Notes.

     SECTION 13.16  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only and are not intended to describe, interpret, define, limit or modify any of the terms or provisions of this Indenture.

     SECTION 13.17  Indenture Controls over Form of Note.

     If any provision of a Note conflicts with the terms of this Indenture, the terms of this Indenture shall control.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture to be duly executed and delivered as of the date first written above.

                                    DANKA BUSINESS SYSTEMS PLC



                                    By:    ____________________________________
                                    Name:  ____________________________________
                                    Title: ____________________________________



                                    HSBC Bank USA, Trustee



                                    By:    ____________________________________
                                    Name:  ____________________________________
                                    Title: ____________________________________

                                                          EXHIBIT A

FORM OF NOTE

                                 [FRONT SIDE]

                            10%  SUBORDINATED NOTES

                       [CUSIP NO.] [CINS NO.] [ISIN NO.]

                               DUE APRIL 1, 2008

     DANKA BUSINESS SYSTEMS, PLC, a public limited company organized under the laws of England and Wales (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to [If Physical Note: ______________, or registered assigns], [If Global Note: the bearer upon surrender hereof], the principal sum [If Physical Note: of __________ dollars ($________)], [If Global Note: of the amount indicated on Schedule A hereof]. Interest payments accrue at 10% per annum, payable semi-annually.

     Interest Payment Dates: April 1 and October 1 with interest accruing effective from April 1, 2001 through September 30, 2001 in the case of the first interest payment on October 1, 2001, and therefrom interest shall accrue from the date to which the interest was most recently paid. The first payment date is October 1, 2001. [If Global Note: to the bearer hereof], [If Physical Note: to the Persons in whose names the Notes are registered at the close of business on the March 15 or September 15 immediately preceding the relevant Interest Payment Date.]

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

Dated:

                                         DANKA BUSINESS SYSTEMS PLC

                                         By: __________________________

                                         Name:
                                         Title:
Attest:
-----------------------------

                                         DANKA BUSINESS SYSTEMS PLC

                                         By: __________________________

                                         Name:
                                         Title:
Attest:
-----------------------------

                         CERTIFICATE OF AUTHENTICATION

This is one of the 10% Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                                         HSBC BANK USA,
                                         as Trustee

                                         By: _______________________
                                                Authorized Officer

                                [REVERSE SIDE]
                            10% SUBORDINATED NOTES
                                   DUE 2008

     1. Principal and Interest. The Company will pay the principal of this Note on April 1, 2008 ("Maturity"). The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually [If Global Note: to the bearer hereof] [If Physical Note: to the Persons in whose names the Notes are registered at the close of business on the March 15 or September 15 immediately preceding the relevant Interest Payment Date] on each April 1 and October 1 of each year. Interest on the Notes will accrue effective from April 1, 2001, provided that the first interest payment date shall be in cash on October 1, 2001 and thereafter from the most recent date to which interest has been paid. Interest on the Notes will continue to accrue at the rate of 10% per annum in the event of overdue principal, premium or interest, if any. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. One Business Day prior to the date of the Stated Maturity, the Company shall irrevocably deposit with the Trustee or the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and/or interest. The Paying Agent shall pay from such monies interest on the Notes (except defaulted interest) to [If Global Note: the bearer hereof], [If Physical Note: the Persons in whose names the Notes are registered at the close of business on the March 15 or September 15 immediately preceding the relevant Interest Payment Date] in each case, even if such Notes are cancelled, redeemed or repurchased after such record date and on or before such interest payment date; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to a Paying Agent on or after April 1, 2008. Subject to the foregoing, each Note delivered under the Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. [If Global Note: Payments in respect of Notes represented by global notes (including principal, premium, interest and defaulted interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by the bearer hereof.] [If Physical Note: With respect to Physical Notes, the Company will make all payments of principal, premium, interest and defaulted interest, if any by wire transfer of immediately available funds to the U.S. dollar accounts maintained by the Holders with banks in the United States, or, if no such account is designated by any Holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such Holder.] If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. The Company, at its option, may pay principal, premium, if any, and interest by check payable in such money mailed to a Holder's registered address or at the office or agency of the Company maintained for such purpose in the City of New York.

     3. Paying Agent and Registrar. Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. Banque Internationale a Luxembourg S.A. will also be appointed as a Paying Agent in Luxembourg. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, except for purposes of redemption under Section 4.17 of the Indenture, neither the Company nor any Subsidiary nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

     4. Indenture. The Company issued the Notes under an Indenture dated as of __________, 2001 (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (Title 15, United States Code, Sections 77aaa, 77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company. The Company may not issue additional Notes under the Indenture.

     5. Optional Redemption. The Company may redeem the Notes in full or in part beginning on April 1, 2005, upon not less than 30 days nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning April 1 of the years indicated below:

                    12 Month Period Commencing         Redemption Price
                    --------------------------         ----------------
                           April 1, 2005                    105.00%
                           April 1, 2006                    102.50%
                    April 1, 2007 and thereafter            100.00%

     in each case together with accrued and unpaid interest to the Redemption Date (subject to the right of [If a Physical Note: Holders of record on the relevant Regular Record Date] [If Global Note: the bearer hereof] to receive interest due on an Interest Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing April 1 of the applicable year set forth above.

     6. Mandatory Redemption. Except in the event of a Change of Control, there is no sinking fund with respect to the Notes.

     7. Notice of Redemption. Notice of redemption shall be given at least 30 days but not more than 60 days before the Redemption Date, (i) if the Notes are represented by a Global Note, by publishing in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street
                                                             -----------
Journal) (and, so long as the Notes are listed on the Luxembourg Stock Exchange
-------
and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger
                                                               -----------
Wort), or (ii) if the Notes are represented by Physical Notes, by mailing notice
----
by first-class mail to each Holder of Notes to be redeemed at such Holder's last address as shown on the registry books, with a copy to the Trustee (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)).
                                                       ----------------
Notes may be redeemed in whole or in part, and if in part in amounts equal to $1,000 or integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

     8.   Redemption of Notes at the Option of the Holder.

     (a) Subject to the terms and conditions of the Indenture, if any Change of Control (as defined in the Indenture) occurs on or prior to maturity, the Company will be required, subject to its prior compliance with certain covenants in respect of Senior Debt, to offer to purchase each Holder's Notes as provided in the Indenture for a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Subject to the terms of the Indenture, if additional payments are required because of changes in United Kingdom tax withholding laws, the Company may redeem the Notes in whole (but not in part) at any time, at a Redemption Price equal to 100.00% of the principal amount, plus accrued but unpaid interest up to but not including the redemption date.

     (b) In accordance with Section 13.2 of the Indenture, a notice of such Change of Control shall be given within 30 days after any Change of Control occurs, (i) if the Notes are represented by a Global Note, by publishing in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, so long as the Notes are listed on the
       -------------------
Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and (ii) if the Notes are represented by Physical Notes,
    ----------------
by mailing notice by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)).
                   ----------------

     9. Redemptions of the Notes at the Option of the Company. (a) Subject to the terms and conditions of the Indenture, the Company may redeem Notes, in whole (but not in part), at any time, if there is a payment in accordance with the provisions of Section 4.6 of the Indenture, upon not less than 30 days nor more than 60 days' notice if the Company is required to pay the additional amounts as set forth in
Section 4.6 of the Indenture. The Redemption Price is 100.00% of principal, plus accrued but unpaid interest up to but not including the redemption date. (b) Subject to terms and conditions of the Indenture, on or before April 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued using the net cash proceeds of one or more Equity Offerings, if at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the redemption. The redemption price is 110% of the principal amount of the Notes. The Company will pay accrued and unpaid interest on the Notes up to but not including the redemption date. The Company must make the redemption with net cash proceeds from a public Equity Offering not more than 90 days after the consummation of the public Equity Offering plus accrued and unpaid interest, if any to the Redemption Date (subject to the right [If a Physical Note: Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date] [If Global Note: the bearer hereof] to receive interest due on an Interest Payment Date.

     10. Subordination. The Notes are subordinated to Senior Debt (as defined in the Indenture) which includes (with certain exceptions) the principal of, and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, any Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing, or the agreement governing, such Debt or pursuant to which such Debt is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. To the extent provided in the Indenture, such Debt must be paid before the Notes may be paid. The Notes are also subordinated to the Senior Subordinated Notes. The Company agrees, and each Holder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

     11. Denominations, Transfer, Exchange. The Notes are in bearer form without coupons which shall be issuable in registered form of Physical Notes, only in the limited circumstances set forth in the Indenture. [If Physical
Note: A Holder may register the transfer or exchange of Physical Notes in accordance with the Indenture. The Registrar may require a Holder of a Physical Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Physical Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.] The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, certificates, opinions and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

     12.  Persons Deemed Owners.  [If  Physical Note:  A Holder] [If Global
Note: the bearer of this Note:] shall be treated as the absolute owner of the Note for all purposes.

     13. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, or compliance by the Company with any provision of the Indenture or the Notes may be waived, with the Act of the Holders, in accordance with Section 1.5 of the Indenture, of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that without the consent of each Holder affected thereby, the Company may not
(1) reduce the percentage stated in the Indenture of aggregate principal amount of outstanding Notes necessary to consent to an amendment, supplement or waiver of the Indenture; (2) reduce the percentage of aggregate principal amount of outstanding Notes necessary to consent for waiver of certain defaults as defined in the Indenture; (3) reduce the principal amount of (or the premium of, if any) or interest on any Note or change the stated maturity of the principal of the Notes; (4) change place or currency of payment of principal of, premium, if any, or interest (including defaulted interest) on, any Note; (5) change the stated maturity of the principal of or any installment of interest on any Note;
(6) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Note; (7) modify or amend any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to the Holders; (8) waive a continuing past Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Note; (9) modify or amend any of the provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants; or (10) following the mailing of an offer with respect to a Change of Control Offer pursuant to Section 4.17 of the Indenture, modify the Indenture with respect to such Change of Control Offer or offer to purchase in a manner adverse to such Holders.

     Notwithstanding the foregoing, without the consent of any Holder of Notes and subject to certain requirements set forth in Section 9.1 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to make any change that does not adversely affect the legal rights under the Indenture of any of such Holder under the Indenture or the Notes, to evidence or to provide for a replacement Trustee, to comply with requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act as then in effect, or to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power reserved in the Indenture to the Company.

     14. Defaults and Remedies. An Event of Default shall occur if: (1) the Company fails to pay any interest on any of the Notes when the same becomes due and payable, and such failure continues for 30 days; (2) the Company fails to pay principal of, or premium, if any, on any of the Notes when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise; (3) the Company fails to pay the principal of, premium, if any, and interest on any Notes required to be purchased pursuant to a Change of Control Offer pursuant to
Section 4.17 of the Indenture or an offer to repurchase Notes pursuant to
Section 4.15 of the Indenture, as provided in such Section; (4) the Company fails to perform any other covenant, warranty, term, condition, provision or agreement (other than the provisions of Article 5 of the Indenture) of the Company contained in the Notes or the Indenture and such failure continues for 30 days after the notice specified below; (5) the Company fails to perform or comply with the provisions described under Article 5 or Section 4.15 of the Indenture; (6) the occurrence of a default under any Debt of the Company or any Subsidiary of the Company if both (A) the default either results from failure to pay any such Debt at its Stated Maturity and (B) the principal amount of such Debt, together with, the principal amount of any other such Debt in default for failure to pay principal at the Stated Maturity of the maturity of which has been accelerated and aggregated at least $25 million or more at any one time outstanding; (7) the rendering of a final judgment or judgments (not subject to appeal) by a court of competent jurisdiction against the Company or any of its Restricted Subsidiaries in an aggregate amount at any one time in excess of $10 million and shall not have been vacated, discharged, satisfied or stayed within 60 consecutive days thereafter; and (8) certain events of bankruptcy, insolvency or reorganization affecting the Company or any significant Subsidiary of the Company. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. The Trustee may require indemnity reasonably satisfactory to the Trustee before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee. The Company must also furnish a notice of any Default (as provided in the Indenture) to the Trustee within five business days after such occurrence.

     15. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money over to the Company, unless otherwise required by law. After that, Holders entitled to money must look to the Company for payment, unless otherwise required by law.

     20. Discharge Prior to Maturity. If the Company irrevocably deposits with the Trustee or Paying Agent in trust cash or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

     21. Successor. When a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, such predecessor shall be released from those obligations.

     22. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     23. Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Danka Business Systems, PLC
Attention: Keith J. Nelsen, Esquire
11201 Danka Circle North
St. Petersburg, Florida  33716

                 [SCHEDULE A - TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

               THE INITIAL PRINCIPAL AMOUNT AT MATURITY OF THIS
              GLOBAL NOTE IS AS SHOWN BY THE LATEST ENTRY MADE OR
    ON BEHALF OF THE COMPANY IN THE FOURTH COLUMN BELOW. REDUCTIONS IN THE PRINCIPAL AMOUNT OF THIS GLOBAL NOTE FOLLOWING EXCHANGE OF THIS GLOBAL
       NOTE FOR REGISTERED NOTES OR PURCHASE AND CANCELLATION OF NOTES,
   AND INCREASES IN THE PRINCIPAL AMOUNT OF THIS GLOBAL NOTE, ARE ENTERED IN
                      THE SECOND AND THIRD COLUMNS BELOW.

                                                                         Initial principal
                                                                             amount and
                             Reason for                                     outstanding
                             reduction/                                   principal amount
                          increase in the                                  of this global
                             principal                                          note
                           amount of this          Amount of such          following such          Notation made
                               global                reduction/              reduction/           by or on behalf
        Date                  security               increases               increases             of the issuer
     ----------             ------------           -------------           -------------         -----------------
       , 2001              Not applicable          Not applicable         [             ]          Not applicable
     __________              __________              __________              __________              __________

     __________              __________              __________              __________              __________

     __________              __________              __________              __________              __________

*STATE (A) WHETHER REDUCTION FOLLOWING (I) EXCHANGE FOR NOTES IN A DIFFERENT FORM; OR (II) CONVERSION OF NOTES; OR (III) PURCHASE AND CANCELLATION OF NOTES; OR (B) CIRCUMSTANCES RELATING TO INCREASE.

              ASSIGNMENT FORM FOR PHYSICAL NOTES AND GLOBAL NOTES



 TO ASSIGN THIS NOTE, FILL IN THE FORM BELOW: (I) OR (WE) ASSIGN AND TRANSFER
                                 THIS NOTE TO



                 (Insert assignee's soc. sec. or tax I.D. no.)


             (Print or type assignee's name, address and zip code)



and irrevocably appoint                agent to transfer this Note on the books
of the Company. The agent may substitute another to act for him or her.







Date: _______________        Your Signature: __________________________
                             NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

                             Signature Guarantee: _____________________
                             (Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15)


Date: _______________              Your Signature: __________________________

                                   NOTICE: To be executed by an executive
                                   officer

                                   Signature Guarantee: ____________________
                                   (Signature must be guaranteed by an eligible guarantor institution

(banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15)

Option of Holder to Elect Purchase:

     If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.17 ("Change of Control Offer") of the Indenture, check the applicable boxes:

          [ ] Change of Control Offer: in whole [ ] in part [ ] Amount to be purchased: $


     Date: ____________                 Your Signature: ______________________
                                   (Sign exactly as your name appears on the other side of this Note)


                                   Signature Guarantee: ______________________
                                   (Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan with membership in an pursuant to Securities associations and credit unions) approved guarantee and Exchange Commission medallion program Rule 17Ad-15)


     Social Security Number or Taxpayer Identification Number: ______________

                                     A-10